Exhibit 11




          CONSENT OF INDEPENDENT ACCOUNTANTS


   We hereby consent to the use in the Statement of Additional Information constituting part of this Pre-Effective Amendment No. 1 to the registration statement on Form N-1A (the "Registration
   Statement") of our report dated June 10, 1998, relating to the statement of assets and liabilities of Badgley Funds, Inc., which appears in such Statement of Additional Information, and to the incorporation by reference of our report into the Prospectus which constitutes part of this Registration Statement. We also consent to the references to us under the heading "Independent
   Accountants" in such Statement of Additional
   Information.





   Price Waterhouse LLP
   Milwaukee, Wisconsin
   June 10, 1998